Exhibit 10.2

PURCHASE AGREEMENT

among

HOMEBANC CORP.

HMB CAPITAL TRUST I

and

BEAR, STEARNS & CO. INC.

Dated as of June 24, 2005

PURCHASE AGREEMENT

($50,000,000 Trust Preferred Securities)

THIS PURCHASE AGREEMENT, dated as of June 24, 2005 (this “Purchase Agreement”), is entered into among HomeBanc Corp., a Georgia corporation (the “Company”), HMB Capital Trust I, a Delaware statutory trust (the “Trust”, and together with the Company, the “Sellers”), and Bear, Stearns & Co. Inc. or its assignee. (the “Purchaser”).

WITNESSETH:

WHEREAS, the Sellers propose to issue and sell 50,000 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security (the “Preferred Securities”);

WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase Fifty One Million Five Hundred Forty Seven Thousand Dollars ($51,547,000) in principal amount of the unsecured junior subordinated notes of the Company (the “Junior Subordinated Notes”);

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of the Closing Date, among the Company, as depositor, Wells Fargo Bank, National Association, a national banking association, as property trustee (in such capacity, the “Property Trustee”), Wells Fargo Delaware Trust Company, a national banking association, as Delaware trustee (in such capacity, the “Delaware Trustee”), the Administrative Trustees named therein (in such capacities, the “Administrative Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2. Purchase and Sale of the Preferred Securities.

(a) The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the “Purchase Price”) equal to Fifty Million Dollars ($50,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. Eastern Standard time (11:00 A.M. New York time), on June 28, 2005, (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser not later than 2:00 P.M., Eastern Standard time, on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Bracewell & Giuliani LLP, 111 Congress Avenue, Suite 2300, Austin, Texas 78701, or such other place as the parties hereto shall agree.

3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b) The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available on the Closing Date and shall be sufficient to purchase the Preferred Securities and all other preferred securities contemplated in agreements similar to this Agreement.

(c) Alston & Bird LLP, counsel for the Company and the Trust (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to Bear Stearns & Co. Inc. in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or Assistant General Counsel, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d) The Purchaser, the Company and the Trust shall have been furnished the opinion of special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser, the Company and the Trust in substantially the form set out in Annex B hereto.

(e) The Purchaser, the Company and the Trust shall have received the opinion of Potter Anderson & Corroon, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, Wells Fargo Delaware Trust Company, the Delaware Trustee, the Trust and the Company, in substantially the form set out in Annex C hereto.

(f) The Purchaser, the Company and the Trust shall have received the opinion of Potter Anderson & Corroon, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, the Company and the Trust in substantially the form set out in Annex D hereto.

(g) The Purchaser, the Company and the Trust shall have received the opinion of Potter Anderson & Corroon, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, the Company, the Trust and Wells Fargo Delaware Trust Company, in substantially the form set out in Annex E hereto.

(h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive or Senior Vice President, and Chief Financial Officer, Deputy Chief Financial Officer, Chief Investment Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

(i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since March 31, 2005 (the date of the latest Financial Statements), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(i) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission in the amount of $1,500,000, the Company has agreed to pay to Bear Stearns & Co. Inc. pursuant to the letter of intent between the Company and Bear, Stearns & Co. Inc.

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact as contemplated in the Operative Documents and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and to limitations on the rights to indemnity and contribution that exist by virtue of public policy (the “Bankruptcy and Equity Exception.” Each of the Administrative Trustees of the Trust is an employee of the Company or its subsidiaries and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when executed, authenticated, and issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable (except, in the case of the Common Securities, for the obligations of the Company with respect to certain expenses and obligations of the Issuer Trust specified in the Transaction Documents) and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to the Bankruptcy and Equity Exception. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).

(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Georgia, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(p) Each of the Trust, the Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; with the exception of HomeBanc Title Partners, LLC, which is owned 85% by the Company, all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, and the capital stock of each subsidiary is free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended March 31, 2005 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(v) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly cash dividends paid in the regular course of business on the Company’s common stock.

(x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied on the Purchase Date all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party other than the Securities. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years.

(cc) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and to the Company’s knowledge no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(dd) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company and the Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and customary for companies of similar size involved in similar businesses; and neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a reasonable cost as may be necessary to continue its business.

(ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any person acting on behalf of the Company or any of its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to any foreign or domestic government officials or employees from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and order relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except for any such failure to comply, or failure to receive require permits, licenses or approvals, or liability as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

(a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

(f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) The Purchaser is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

(a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

(d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with the offer or sale of any of the Securities pursuant to this Purchase Agreement.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) Each of the Company and the Trust shall furnish to (i) the holders of record of the Preferred Securities, and (ii) Bear, Stearns & Co. Inc. (at 383 Madison Avenue,

New York, New York 10179, or such other address as designated by Bear, Stearns & Co. Inc.), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements (if not filed with the SEC electronically) referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i) The Company, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company is required to register under the Exchange Act, such reports filed electronically pursuant to the SEC’s EDGAR system in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities; ; provided, for the avoidance of doubt, that no such consent shall be required (a) if such other securities have a different maturity date, interest rate, payment dates and other terms than those of the Preferred Securities or (b) if, after giving effect to any such offer, sale or option, the offer, sale or option of such other securities shall not result in the required registration of the sale of the Preferred Securities as contemplated herein, which shall be evidenced by an opinion of counsel addressed to the purchasers, underwriters, placement agents or to the Company of such securities that the offering is exempt from registration under the Securities Act of 1933, as amended, or (c) if the offer, sale or option of such securities would not result in the loss of the exemption from registration relied upon in connection with the sale of the Preferred Securities.

(k) The Company will use all reasonable efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

(l) The Company shall not identify the Purchaser or Bear, Stearns & Co. Inc. in a press release or any other public statement without the consent of Purchaser or Bear, Stearns & Co. Inc., as applicable, which consent shall not be withheld unreasonably. The foregoing sentence shall not restrict in any way the filing of the Operative Documents as part of any Exchange Act report.

7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; and (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 set-up fee, $3,500 for the fees and expenses of special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in annual maintenance and administrative fees. The Purchaser agrees to pay the fees and expenses of Bracewell & Giuliani LLP, special counsel retained by the Purchaser.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of the Trustee’s and the Purchaser’s respective counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be otherwise liable to the Purchaser for any amounts in connection with such failure, including, without limitation, any losses, including anticipated profits from the transactions contemplated by this Purchase Agreement.

8. Indemnification. (a) The Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser, (the “Indemnified Parties”) and the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act against any losses, claims, damages or liabilities, joint or several (“Claims”), to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents furnished or made available to the Purchaser, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the breach or alleged breach of any of the Sellers representations and warranties set forth herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal fees or charges or other expenses reasonably incurred by them in connection with preparing, investigating, defending or settling any such Claim; provided, however, non of the Sellers will be liable to the Indemnified Parties or the Indemnified Parties respective directors, officers employees and agents and each person, if any, who controls such Purchaser within the meaning of the Exchange Act to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with any information furnished to the Company, whether written or oral, by the Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that any of the Sellers may otherwise have.

(b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability on all Claims that are the subject matter of such proceeding or arise therefrom or related thereto, and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the

Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $50,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, or (v) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices.

(a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

HMB Capital Trust I

c/o HomeBanc Corp.

2002 Summit Blvd., Suite 100

Atlanta, GA 30319

Facsimile: (404) 236-8174

Attention: Chief Investment Officer

with a copy to:

HomeBanc Corp.

2002 Summit Blvd., Suite 100

Atlanta, GA 30319

Facsimile: (404) 236-8174

Attention: General Counsel

and a copy to:

Alston and Bird, LLP

1201 W. Peachtree St.

Atlanta, GA 30309

Facsimile: (404) 253-8272

Attention: Ralph F. MacDonald III

in the case of notices to the Sponsor, to it at:

HomeBanc Corp.

2002 Summit Blvd., Suite 100

Atlanta, GA 30319

Facsimile: (404) 236-8174

Attention: Chief Investment Officer

with a copy to:

HomeBanc Corp.

2002 Summit Blvd., Suite 100

Atlanta, GA 30319

Facsimile: (404) 236-8174

Attention: General Counsel

and a copy to:

Alston and Bird, LLP

1201 W. Peachtree St.

Atlanta, GA 30309

Facsimile: (404) 253-8272

Attention: Ralph F. MacDonald III

and in the case of notices to the Purchaser, to it at:

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 272-5445

Attention: Tom Dunstan

with a copy to:

Bracewell & Giuliani LLP

111 Congress Avenue, Suite 2300

Austin, TX 78701-4043

Facsimile: (512) 472-9123

Attention: David B. Jones

(b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

(c) Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

12. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

13. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

HOMEBANC CORP.

By:	/s/ John Kubiak
Name:	John Kubiak
Title:	Sr. Vice President and Chief Investment Officer

HMB CAPITAL TRUST I

By:	HomeBanc Corp., as Depositor

	By:	/s/ John Kubiak
	Name:	John Kubiak
	Title:	Sr. Vice President and Chief Investment Officer

Bear, Stearns & Co. Inc.

By:	/s/ Thomas Dunstan
Name:	Tom Dunstan
Title:	Senior Managing Director

SCHEDULE 1

List of Significant Subsidiaries

HomeBanc Mortgage Corporation

Schedule 1-1

SCHEDULE 1

ANNEX A-I

Pursuant to Section 3(c)(i) of the Purchase Agreement, Alston & Bird LLP, counsel for the Company, shall deliver an opinion, including customary limitations, assumptions and exclusions, to the effect that:

(i) each of the Company and each Significant Subsidiary is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority as such an entity to (A) own or lease its properties and conduct the business it currently transacts, including the formation of the Trust and the acquisition of the Trust’s Common Securities, (B) enter into, deliver and perform its obligations under the Purchase Agreement and the Transaction Documents, and (C) offer, issue and sell the Securities;

(ii) all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly through wholly-owned Subsidiaries;

(iii) the Company has the corporate power and authority to execute and deliver, and to perform its obligations under, in each case subject to the Bankruptcy and Equity Exception (as defined below), the Transaction Documents to which it is a party, including to issue and perform its obligations under the Junior Subordinated Notes;

(iv) no approval (other than such filings, registrations or qualifications as may be required under any securities or blue sky laws (domestic or foreign), as to which no opinion is expressed) that has not been obtained is required under the laws of the State of Georgia for the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated in the Purchase Agreement;

(v) it is not necessary in connection with the offer, sale and delivery of the Trust Securities, the Preferred Securities and the Junior Subordinated Notes to register the same under the Securities Act of 1933, as amended (the “Securities Act”), under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939;

(vi) each of the Transaction Documents to which the Company is a party, including the Purchase Agreement, has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution, authentication and delivery of the Transaction Documents by you and the other parties thereto, each of the Indenture and the Purchase Agreement constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception (as defined below). Each of the Transaction Documents to which any Administrative Trustee is a party has been duly executed and delivered by such Administrative Trustees. The Junior Subordinated Notes have been duly and validly authorized, executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and when

A-II-1

authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception (as defined below);

(vii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Transaction Documents by the Company or the Trust, nor the consummation of the transaction contemplated thereby will conflict with, result in a breach or violation of, or constitute a default, including any condition or event that, with notice, the lapse of time or both, would be a default under the charter, articles or certificate of incorporation, bylaws or other organizational or constituent documents of the Company or any of its Subsidiaries (including without limitation, the Trust Agreement), the terms of any indenture or other agreement, document or instrument known to us and to which the Company or any of its Significant Subsidiaries is a party, or by the terms of which the Company is bound, or any law, judgment, order, ruling or decree, of any court, arbitrator, government or governmental authority, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries, known to us to be applicable to the Company or any of its Subsidiaries, except for such conflicts, breaches, violations or defaults which are not, in the aggregate, material to the Company and its Significant Subsidiaries taken as a whole and do not and are not reasonably likely to have a Material Adverse Effect or result in the creation or imposition of any material lien, claim, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries except as expressly provided by the Transaction Documents;

(viii) (a) the issuance, sale and delivery of the Trust Securities and the Junior Subordinated Notes in accordance with the terms of the Purchase Agreement and the other Transaction Documents has been duly authorized by all necessary actions of the Company and (b) neither the holders of the outstanding shares of capital stock of the Company nor any other Person has any preemptive or similar rights to purchase any Trust Securities or the Junior Subordinated Notes;

(ix) to our knowledge, (a) neither the Company nor any of its Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its charter, articles or certificate of incorporation, bylaws or other organizational or constituent documents, and (ii) there is no claim, charge, investigation, action, suit or proceeding before or by any Governmental Entity, now pending or threatened against the Trust, the Company or any of its Significant Subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

(x) assuming the accuracy of the respective representations and warranties of the Company, the Trust, the Placement Agent and the Purchaser contained in the Transaction Documents, and compliance with the terms thereof and compliance by the Purchaser with Regulation D under the Securities Act, no registration of any of the Securities under the Securities Act is required for the offer and sale of the Preferred Securities in the manner contemplated by the Purchase Agreement and the Preferred Securities Subscription Agreement;

2

(xi) the Trust is not, and following the issuance of the Preferred Securities and the application of the proceeds therefrom and the consummation of the transactions contemplated in the Transaction Documents, will not be, an “investment Company” or an entity “controlled” by an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

3

ANNEX A-II

Pursuant to Section 3(c)(ii) of the Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the Company shall provide an Officers’ Certificate, to the effect that:

(i) All of the issued and outstanding shares of capital stock of HomeBanc Mortgage Corporation, the Company’s only Significant Subsidiary, are owned of record by the Company, and the issuance of the Trust Securities is not subject to any contractual preemptive rights known to me.

(ii) To my knowledge, there is no action, suit or proceeding before or by any government, governmental or regulatory agency, arbitrator or court now pending or threatened against or affecting the Trust, the Company or any Significant Subsidiary that could, if determined adversely to the Trust, the Company or any Significant Subsidiary, reasonably be expected to (a) adversely affect the consummation of the transactions contemplated by the Operative Documents or (b) have a Material Adverse Effect.

4

ANNEX B

Pursuant to Section 3(d) of the Purchase Agreement, special tax counsel for the Purchaser, the Company and the Trust, shall deliver an opinion to the effect that:

It is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company. It is our opinion that the Trust will be not classified for United States federal income tax purposes as an association taxable as a corporation.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-1

ANNEX C

Pursuant to Section 3(e) of the Purchase Agreement, special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

(i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

(iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

(iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

(v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

C-1

(vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

(ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

(x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

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ANNEX D

Pursuant to Section 3(f) of the Purchase Agreement, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) Wells Fargo Bank, National Association (the “Bank”) is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof;

(ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Securities by the Trustee pursuant to the terms of the Agreements, respectively, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank;

(iv) the Securities have been authenticated and delivered by a duly authorized officer of the Bank.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Wells Fargo Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

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ANNEX E

Pursuant to Section 3(g) of the Purchase Agreement, counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

(i) Wells Fargo Delaware Trust Company is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

(ii) Wells Fargo Delaware Trust Company has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

(iii) The Trust Agreement has been duly authorized, executed and delivered by Wells Fargo Delaware Trust Company and constitutes a legal, valid and binding obligation of Wells Fargo Delaware Trust Company, and is enforceable against Wells Fargo Delaware Trust Company, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) The execution, delivery and performance by Wells Fargo Delaware Trust Company of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Wells Fargo Delaware Trust Company or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Wells Fargo Delaware Trust Company or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Wells Fargo Delaware Trust Company is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Wells Fargo Delaware Trust Company; and

(v) No approval, authorization or other action by, or filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Wells Fargo Delaware Trust Company is required in connection with the execution and delivery by Wells Fargo Delaware Trust Company of the Trust Agreement or the performance by Wells Fargo Delaware

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Trust Company of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Wells Fargo Delaware Trust Company, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

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ANNEX F

Officer’s Financial Certificate

The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of June 24, 2005, among HomeBanc Corp. (the “Company”), HMB Capital Trust I (the “Trust”) and Bear, Stearns & Co. Inc., that, as of [date], [20    ], the Company, if applicable, and its Subsidiary had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20

Senior secured indebtedness for borrowed money (“Debt”)	$
Senior unsecured Debt	$
Subordinated Debt	$
Total Debt	$
Ratio of (x) senior secured and unsecured Debt to (y) total Debt		%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20     and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ] for the fiscal quarter ended [date], 20    .]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [     quarter interim] [annual] period ended [date], 20    , and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this      day of                     , 2005.

HomeBanc Corp.

By:
Name:

HomeBanc Corp. 2002 Summit Blvd., Suite 100 Atlanta, GA 30319

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